Exhibit 99.1

                              Kerr-McGee Fact Sheet

Profile
   Kerr-McGee Corporation is a global energy and chemical company with more than $10 billion of assets. The company's core businesses are oil and gas exploration and production and the production and marketing of titanium dioxide pigment. Founded in 1929, Kerr-McGee is based in Oklahoma City and has been listed on the New York Stock Exchange since 1956 under the ticker symbol KMG.

   o  Total LTM sales of $4.2 billion
   o  Total LTM operating cash flow of $1.7 billion
   o Total 2004 capital budget of $1.015 billion, plus $300 million exploration expense
   o  Current annual dividend of $1.80 per share

Exploration & Production
   o Worldwide net production of 150,000 barrels of oil per day and 726 million cubic feet of gas per day - 2003
   o  Worldwide proved reserves of 1,026 MM BOE - as of Dec. 31, 2003
   o  Gross undeveloped lease holdings of 69 million acres - as of Dec. 31, 2003
   o Oil and gas exploration and production focused in three countries (U.S. - Gulf of Mexico and Onshore, U.K. North Sea and China), with exploration efforts extending to other international countries (Australia, Bahamas, Benin, Brazil, Gabon, Morocco, Canada, Yemen, and the Danish and Norwegian sectors of the North Sea)

                                       2003                             Gross
                                      Proved           2003          Undeveloped
                                     Reserves       Production       Acreage (1)
                                     --------       ----------       -----------
                                     (MM BOE)        (M BOE/D)        (M Acres)

         U.S.                           707             181             4,674
         U.K. North Sea                 280              88               784
         China                           39               2             1,687
         Other International              -               -            61,911
                                      -----             ---            ------
           Total                      1,026             271            69,056
                                      =====             ===            ======
             (1) As of 12/31/03; includes discontinued operations.

   o  LTM sales of $2.9 billion
   o  LTM operating cash flow of $2.1 billion
   o  2004 capital budget of $900 million

Chemical - Titanium Dioxide Pigment
   o  Production capacity of approximately 668,000 metric tons annually - gross
   o  Third-largest worldwide producer and marketer
   o  LTM chemical sales of $1.3 billion
   o  LTM chemical operating cash flow of approximately $200 million
   o  2004 capital budget of $95 million

                          Westport Resources Fact Sheet

Profile
   Westport Resources Corporation is an independent energy company engaged in oil and natural gas production, exploitation, acquisition and exploration activities primarily in the United States. Total assets exceed $2.6 billion. Westport is based in Denver and has been listed on the New York Stock Exchange since 2000 under the ticker symbol WRC.

Exploration & Production
   o Worldwide net production of 22,000 barrels of oil per day and 321 million cubic feet of gas per day - 2003
   o  Worldwide proved reserves of 297 MM BOE - as of Dec. 31, 2003
   o  Gross undeveloped lease holdings of 1.6 million acres - as of Dec. 31,2003
   o  Top 20 U.S. independent E&P producer
   o Operations focused in four regions of the U.S. (Northern - Rocky Mountains of North Dakota and Wyoming; Western - Uintah County, Utah; Southern - Oklahoma, Texas, Louisiana; and offshore Gulf of Mexico)

                                       2003                             Gross
                                      Proved           2003          Undeveloped
                                     Reserves       Production       Acreage (1)
                                     --------       ----------       -----------
                                     (MM BOE)        (M BOE/D)        (M Acres)

         Northern                        55              18             1,027
         Western                        110              13                79
         Southern                       108              25               182
         Gulf of Mexico                  24              20               288
                                        ---              --             -----
              Total                     297              76             1,576
                                        ===              ==             =====
                  (1) As of 12/31/03

   o  LTM sales of $734 million
   o  LTM operating cash flow of $437 million
   o  2004 capital and exploratory budget of $370 million

                           Combined Company Fact Sheet

   o  Equity market capitalization of approximately $7.7 billion
   o  Total enterprise value of approximately $11.7 billion
   o  Combined LTM operating cash flow of approximately $2.2 billion
   o  Worldwide proved reserves of approximately 1.3 B BOE - as of Dec. 31, 2003
   o  Gross undeveloped lease holdings of 71 million acres
   o  5th largest independent U.S. oil and gas producer
   o  Largest independent holder of deepwater blocks in the Gulf of Mexico
   o  Kerr-McGee annual dividend of $1.80 per share
   o  2003 Proved Reserves (MM BOE):
         As of December 31, 2003               KMG           WRC        Combined
                                               ---           ---        --------
           North American Onshore              351           273           624
           Gulf of Mexico                      356            24           380
           U.K. North Sea                      280             -           280
           China                                39             -            39
                                             -----           ---         -----
              Total                          1,026           297         1,323
                                             =====           ===         =====


                 [GRAPHIC OMITTED]                 [GRAPHIC OMITTED]
                Reserves by Product               Reserves by Location
                -------------------               --------------------
                Gas - 57%                         NA Onshore -     47%
                Oil - 43%                         Gulf of Mexico - 29%
                                                  UK North Sea -   21%
                                                  China -           3%

                               Transaction Summary


Exchange Ratio:              .71 Kerr-McGee shares for each outstanding Westport
                             share

Resulting Equity Split:      Current Kerr-McGee shareholders: approximately 67%
                             Current Westport shareholders: approximately 33%

Newly Issued Shares:         Approximately 49.4 million  shares (includes option
                             shares) of Kerr-McGee Common Stock (brings total shares outstanding to approximately 149 million)

Merged Company Name:         Kerr-McGee Corporation

Stock Exchange Listing:      NYSE - Ticker KMG

Principal Offices:           Oklahoma City - Headquarters
                             Houston - Exploration & Production

Accounting Treatment:        Purchase

Production Hedged:           Westport production volumes 90% hedged, second half
                             of 2004 through 2006

Merger Agreement:            Voting Agreement
                             ----------------
                             Westport's major shareholders holding more than 42% of the outstanding shares have agreed to vote in favor of the merger

                             Conditions
                             ----------
                             The conditions to completing the Merger include shareholder approvals and expiration of the Hart-Scott-Rodino waiting period

                             Termination
                             -----------
                             The agreement provides for a $90 million termina-tion fee plus up to $10 million in expenses to be paid upon the occurrence of certain events

Timing:                      Expect to close during the third quarter of 2004

                                  Defined Terms

BOE:                   Barrel of oil equivalent: 6,000 cubic feet of gas : 1
                         barrel of oil
B BOE:                 Billion barrels of oil equivalent
EBITDA:                Earnings before interest, taxes, depreciation and
                         amortization
EBITDX:                Earnings before interest, taxes, depreciation,
                         amortization and exploration expense
Operating Cash Flow:   Cash flow from operations plus cash exploration expense
LTM:                   Last twelve months
M BOE/D:               Thousands of barrels of oil equivalent per day
MM BOE:                Millions of barrels of oil equivalent
TCFe:                  Trillion cubic feet of natural gas equivalent


                           IMPORTANT LEGAL INFORMATION

THIS FACT SHEET IS NOT AN OFFER TO SELL THE SECURITIES OF KERR-McGEE CORPORATION AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES.

INVESTOR   AND   SECURITY   HOLDERS   ARE   URGED  TO  READ  THE   JOINT   PROXY
STATEMENT/PROSPECTUS   REGARDING  THE  PROPOSED   TRANSACTION  WHEN  IT  BECOMES
AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

The joint proxy statement/prospectus will be filed with the U.S. Securities and Exchange Commission (SEC) by Kerr-McGee Corporation and Westport Resources Corp. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus when it becomes available and other documents filed or furnished by Kerr-McGee Corporation or Westport Resources Corp. with the SEC at the SEC's website at www.sec.gov. The joint proxy statement/prospectus and other documents filed or furnished by Kerr-McGee Corporation or Westport Resources Corporation may also be obtained for free by directing a request to Kerr-McGee Corporation, Attn: Corporate Secretary, P.O. Box 25861, Oklahoma City, Oklahoma 73125 or to Westport Resources Corporation, Attn: Investor Relations, 1670 Broadway, Suite 2800, Denver, Colorado 80202.

Kerr-McGee, Westport Resources and their respective directors and officers may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information regarding Kerr-McGee's directors and officers is available in the Proxy Statement for its 2004 Annual Meeting of Stockholders, filed March 26, 2004 with the SEC, and its Annual Report on Form 10-K, filed March 12, 2004 with the SEC. Information regarding Westport Resources' directors and officers is available in the Proxy Statement for its 2003 Annual Meeting of Stockholders, filed April 21, 2003 with the SEC. Other information about the participants in the solicitation will be set forth in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC.

Safe Harbor Language on Forward Looking Statements:

(Statements in this fact sheet regarding the company's or management's intentions, beliefs or expectations, or that otherwise speak to future events, including resource estimates, production rate estimates, development schedule and cost estimates, are "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include those statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," "projects," "target," "budget," "goal," "plans," "objective," "outlook," "should," or similar words. These "forward-looking" statements also include statements relating to (1) the impact the companies expect the proposed transaction to have on the combined entity's operations, financial condition, and financial results, (2) the companies' expectations about their ability to successfully integrate the combined businesses, (3) the amount of cost savings and overall operational efficiencies the companies expect to realize as a result of the proposed transaction, (4) when the companies expect to close the proposed transaction, (5) anticipated drilling and development opportunities and (6) the ability of the companies to meet their stated financial goals. In addition, any statements regarding possible commerciality, development plans, capacity expansions, drilling of new wells, ultimate recoverability of reserves, future production rates, future cash flows and changes in any of the foregoing are forward-looking statements.

Matters discussed in these statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. The following factors, among others, could cause actual results to differ from those set forth in these forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Kerr-McGee or Westport Resources stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; the accuracy of the assumptions that underlie the statements, the success of the oil and gas exploration and production program, the price of oil and gas, drilling risks, uncertainties in interpreting engineering data, demand for consumer products for which Kerr-McGee's oil and gas business supplies raw materials, the financial resources of competitors, changes in laws and regulations, the ability to respond to challenges in international markets, including changes in currency exchange rates, political or economic conditions in areas where Kerr-McGee operates, trade and regulatory matters, general economic conditions, and other factors and risks identified in the Risk Factors sections of Kerr-McGee's Annual Report on Form 10-K and Westport Resources' Annual Report on Form 10-K as well as other of their SEC filings.)